EXHIBIT 4.3.4


     TRADEMARK SECURITY AGREEMENT, dated as of March 25, 2002, by Foamex L.P. (the "Foamex") and each of the other entities listed on the signature pages hereof (together with Foamex, each a "Grantor" and, collectively, the "Grantors"), U.S. Bank National Association ("U.S. Bank"), as trustee under the Indenture referred to below and as collateral agent thereunder for the Secured Parties (as defined in the Security Agreement referred to below) (in such capacity, the "Collateral Agent").

                              W I T N E S S E T H:

     WHEREAS, pursuant to the terms, conditions and provisions of the Indenture, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), among Foamex, Foamex Capital Corporation, a Delaware corporation (together with Foamex, the "Company"), the guarantors named therein and the Collateral Agent, as trustee (in such capacity, the "Trustee"), the Company is issuing, as of the date hereof, $300,000,000 of 10 3/4 % Senior Secured Notes due 2009 and may, from time to time, issue additional notes in accordance with the provisions of the Indenture (collectively, the "Notes"); and

     WHEREAS, all the Grantors are party to a Pledge and Security Agreement of even date herewith in favor of the Collateral Agent (the "Security Agreement") pursuant to which the Grantors are required to execute and deliver this Trademark Security Agreement;

     NOW, THEREFORE, for and in consideration of the premises, and of the mutual covenants herein contained, and in order to induce the Trustee to enter into the Indenture and the Initial Purchasers to purchase the Notes, each Grantor hereby agrees with the Collateral Agent as follows:

     SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Indenture or in the Security Agreement and used herein have the meaning given to them in the Indenture or the Security Agreement.

     Grant of Security Interest in Trademark Collateral. Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the "Trademark Collateral"):

     all of its Trademarks and Trademark Licenses to which it is a party, including those referred to on Schedule I hereto;

     all reissues, continuations or extensions of the foregoing;

     all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark License; and all Proceeds of the foregoing, including any claim by such Grantor against third parties for past, present, future (i) infringement or dilution of any Trademark or Trademark licensed under any Trademark License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.

     Security  Agreement.   The  security  interest  granted  pursuant  to  this
Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. Notwithstanding anything herein to the contrary, the security interest granted to the Collateral Agent pursuant to this Trademark Security Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor
Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Trademark Security Agreement, the terms of the Intercreditor Agreement shall govern.

                            [signature page follows]

     IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.


                              Very truly yours,


                              FOAMEX L.P.


                              By:  FMXI, Inc., its Managing General Partner

                              By:  /s/ George L. Karpinski
                                   --------------------------------
                                   Name:  George L. Karpinski
                                   Title: Vice-President


                              Address:

                              Foamex L.P.
                              1000 Columbia Avenue
                              Linwood, Pennsylvania 19061
                              Attn.:  Chief Financial Officer
                              Telecopier No. (610) 859-3613




                              FOAMEX CARPET CUSHION LLC



                              By:  /s/ George L. Karpinski
                                   --------------------------------
                                   Name:  George L. Karpinski
                                   Title: Vice-President


                              Address:

                              c/o Foamex International Inc.
                              1000 Columbia Avenue
                              Linwood, Pennsylvania 19061
                              Attn.:  Chief Financial Officer
                              Telecopier No. (610) 859-3613

Accepted and Agreed:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent


By:  /s/ Richard Prokosch
     ----------------------------
     Name:  Richard Prokosch
     Title: Vice President